EXHIBIT A

CERTAIN RIGHTS OF THE OWNER OF THIS AMERICAN DEPOSITARY RECEIPT MAY BE WITHHELD IN ACCORDANCE WITH THE PROVISIONS OF PARAGRAPH (11) HEREOF, INCLUDING, WITHOUT LIMITATION, VOTING RIGHTS AND THE RIGHT TO RECEIVE DIVIDENDS OR OTHER PAYMENTS

________________________________

AMERICAN DEPOSITARY SHARES

(American Depositary Shares

Representing One (1) Deposited Share)

AMERICAN DEPOSITARY RECEIPT

FOR

AMERICAN DEPOSITARY SHARES

REPRESENTING

DEPOSITED ORDINARY REGISTERED SHARES,

WITHOUT PAR VALUE, OF

DEUTSCHE POST AG

(Organized under the laws of the Federal Republic of Germany)

THE BANK OF NEW YORK MELLON, a New York banking corporation organized and existing under the laws of the United States of America, as Depositary (the "Depositary"), hereby certifies that __________________ is the Owner of ________________ American Depositary Shares, representing deposited ordinary registered shares, without par value, or evidence of the right to receive such shares (the "Shares"), of DEUTSCHE POST AG, a stock corporation organized and existing under the laws of Germany (the "Company").  At the date hereof, each American Depositary Share represents one (1) Share deposited under the Deposit Agreement (as hereinafter defined) with the Custodian, which at the date of execution of the Deposit Agreement is the Offenbach office of BHF-Bank AG.  The ratio of Shares to American Depositary Shares is subject to amendment as provided in the Deposit Agreement.  The Depositary’s Principal Office is its principal corporate trust office (“Corporate Trust Office”) which is located at a different address than its principal executive office.  Its Corporate Trust Office is located at 101 Barclay Street, New York, N.Y. 10286, and its principal executive office is located at One Wall Street, New York, N.Y. 10286.

THE DEPOSITARY’S CORPORATE TRUST OFFICE ADDRESS IS

101 BARCLAY STREET, NEW YORK, N.Y. 10286

977061_3.DOC

(1)

The Deposit Agreement.  This American Depositary Receipt is one of an issue (herein called the "Receipts"), all issued and to be issued upon the terms and conditions set forth in the Deposit Agreement, dated as of __________, 2009 (herein called the "Deposit Agreement"), among the Company, the Depositary, and all Owners and Beneficial Owners from time to time of American Depositary Shares issued thereunder, each of whom by accepting American Depositary Shares agrees to become a party thereto and becomes bound by all the terms and conditions thereof.  The Deposit Agreement sets forth the rights of Owners and Beneficial Owners of American Depositary Shares and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received by the Depositary or the Custodian in respect or in lieu of such Shares and held thereunder (such Shares, securities, property, and cash are herein called "Deposited Securities").  Copies of the Deposit Agreement are on file at the Depositary's Principal Office in New York City and at the office of the Custodian.  The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made.  Terms defined in the Deposit Agreement and not otherwise defined herein shall have the meanings set forth in the Deposit Agreement.

(2)

Surrender of American Depositary Shares and Withdrawal of Deposited Securities.  Upon surrender at the Principal Office of the Depositary of American Depositary Shares for the purpose of withdrawal of the Deposited Securities represented thereby, and upon payment of the fee of the Depositary for the surrender of American Depositary Shares as provided in Section 5.8 of the Deposit Agreement and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of the Deposit Agreement, the Owner of those American Depositary Shares shall be entitled to delivery, to him or as instructed, of the amount of Deposited Securities at the time represented by those American Depositary Shares.  Such delivery shall be made, as hereinafter provided, without unreasonable delay.

A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank. The Depositary may require the surrendering Owner to execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order.  Thereupon the Depositary shall direct the Custodian to deliver at the office of such Custodian, subject to Sections 2.7, 3.1 and 3.2 of the Deposit Agreement and to the other terms and conditions of the Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Securities represented by the surrendered American Depositary Shares, except that the Depositary may make delivery to such person or persons at the Principal Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by those American Depositary Shares, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

At the request, risk and expense of any Owner so surrendering American Depositary Shares, and for the account of such Owner, the Depositary shall direct the Custodian to forward any cash or other property (other than rights) comprising, and forward a certificate or certificates, if applicable, and other proper documents of title for, the Deposited Securities represented by the surrendered American Depositary Shares to the Depositary for delivery at the Principal Office of the Depositary.  Such direction shall be given by letter or, at the request, risk and expense of such Owner, by cable, telex or facsimile transmission.  The Depositary shall not accept for surrender a Receipt evidencing American Depositary Shares representing a fractional interest in one Share or one other Deposited Security.  In the case of surrender of a Receipt evidencing any number of American Depositary Shares representing other than a whole number of Shares or other Deposited Securities, the Depositary shall cause ownership of the appropriate whole number of Shares or other Deposited Securities to be recorded in the name of the Owner surrendering such Receipt and shall issue and deliver to the person surrendering such Receipt a new Receipt evidencing American Depositary Shares representing any remaining fractional interest.

(3)

Transfer of American Depositary Shares; Combination and Split-up of Receipts.  The Depositary, subject to the terms and conditions of the Deposit Agreement, shall register transfers of American Depositary Shares on its transfer books from time to time, upon (i) in the case of certificated American Depositary Shares, surrender of the Receipt evidencing those American Depositary Shares, by the Owner in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer or (ii) in the case of uncertificated American Depositary Shares, receipt from the Owner of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in Section 2.12 of the Deposit Agreement), and, in either case, duly stamped as may be required by the laws of the State of New York and of the United States of America. Thereupon the Depositary shall deliver those American Depositary Shares to or upon the order of the person entitled thereto.

The Depositary, subject to the terms and conditions of the Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

The Depositary, upon surrender of certificated American Depositary Shares for the purpose of exchanging for uncertificated American Depositary Shares, shall cancel those certificated American Depositary Shares and send the Owner a statement confirming that the Owner is the owner of the same number of uncertificated American Depositary Shares. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in Section 2.12 of the Deposit Agreement) from the Owner of uncertificated American Depositary Shares for the purpose of exchanging for certificated American Depositary Shares, shall cancel those uncertificated American Depositary Shares and deliver to the Owner the same number of certificated American Depositary Shares.

The Depositary may appoint one or more co-transfer agents for the purpose of effecting registration of transfers of American Depositary Shares and combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary.  In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Owners or persons entitled to American Depositary Shares and will be entitled to protection and indemnity to the same extent as the Depositary.

(4)

Limitations on Execution and Delivery, Transfer and Surrender of American Depositary Shares. As a condition precedent to the delivery, registration of transfer or surrender of any American Depositary Shares or split-up or combination of any Receipt or withdrawal of any Deposited Securities, the Depositary, Custodian or Registrar may require payment from the depositor of Shares or the presenter of the Receipt or instruction for registration of transfer or surrender of American Depositary Shares not evidenced by a Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary may establish consistent with the provisions of the Deposit Agreement.

The delivery of American Depositary Shares against deposit of Shares generally or against deposit of particular Shares may be suspended, or the transfer of American Depositary Shares in particular instances may be refused, or the registration of transfer of outstanding American Depositary Shares generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement, or for any other reason, subject to the provisions of the following sentence. Notwithstanding anything to the contrary in the Deposit Agreement, the surrender of outstanding American Depositary Shares and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the Foreign Registrar, if applicable, or the deposit of Shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any United States or foreign laws or governmental regulations relating to the American Depositary Shares or to the withdrawal of the Deposited Securities.  Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares which would be required to be registered under the provisions of the Securities Act of 1933 for public offer and sale in the United States unless a registration statement is in effect as to such Shares for such offer and sale.  The Depositary will comply with written instructions of the Company not to accept for deposit under the Deposit Agreement any Shares identified in such instructions and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's compliance with United States securities laws.

Any rights of the Owners or Beneficial Owners with respect to any distributions from the Company with respect to the Deposited Securities including, without limitation, in connection with the matters covered by Article 4 of the Deposit Agreement shall be subject to the limitations contained in Article 4 thereunder. The Owners or Beneficial Owners shall have no rights or recourse against the Company, its directors, officers, employees, agents or affiliates except as expressly set forth in the Deposit Agreement and this Receipt.  In no event shall the Company be responsible or liable for the insolvency of the Depositary or any Custodian.

(5)

Liability of Owner or Beneficial Owner for Taxes and Other Charges.  If any tax or other governmental charge shall become payable by the Custodian or the Depositary with respect to any American Depositary Shares or any Deposited Securities represented by any American Depositary Shares, such tax or other governmental charge shall be payable by the Owner or Beneficial Owner of such American Depositary Shares to the Depositary. The Depositary may refuse to register any transfer of those American Depositary Shares or any withdrawal of Deposited Securities represented by those American Depositary Shares until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner or Beneficial Owner thereof any part or all of the Deposited Securities represented by those American Depositary Shares, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner or Beneficial Owner of such American Depositary Shares shall remain liable for any deficiency.

(6)

Warranties of Depositors.  Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor, if applicable, are validly issued, fully paid, nonassessable and free of any preemptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do.  Every such person shall also be deemed to represent that the deposit of such Shares and the sale of American Depositary Shares representing such Shares by that person are not restricted under the Securities Act of 1933.  Such representations and warranties shall survive the deposit of Shares and delivery of American Depositary Shares.

(7)

Filing Proofs, Certificates and Other Information.  In order to enable the Depositary and the Company to comply with applicable laws and to perform their respective obligations hereunder, any person depositing Shares or any Owner or Beneficial Owner may be required from time to time (i) to file proof of (a) citizenship or residence, (b) exchange control approval and payment of all taxes and other governmental charges, (c) compliance with all applicable laws, regulations and provisions of or governing Deposited Securities and the terms of the Deposit Agreement, and (d) legal or beneficial ownership of Receipts, Deposited Securities and other securities, and the nature of such interest and (ii) to execute and deliver such certificates and to make such representations and warranties in addition to those set forth in Section 2.3 of the Deposit Agreement as the Depositary or the Company may deem necessary or proper.  The Depositary may, and shall if reasonably requested by the Company, withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities represented by the American Depositary Shares evidenced by such Receipt until such proof or other information is filed or such certificates are executed or such representations and warranties are made to the satisfaction of the Company and the Depositary.  The Depositary shall provide the Company in a timely manner copies of any such proofs and certificates and such written representations and warranties that it receives.  Each Owner agrees to provide any information requested by the Company or the Depositary pursuant to this Article.

(8)

Charges of Depositary.  The Company agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time.  Provided specific agreements with respect to the Company's obligation to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary have been entered into, the Depositary shall present its statement for such charges and expenses to the Company in writing once every three months.  The charges and expenses of the Custodian are for the sole account of the Depositary.

The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering American Depositary Shares or to whom American Depositary Shares are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the American Depositary Shares or Deposited Securities or a delivery of American Depositary Shares pursuant to Section 4.3 of the Deposit Agreement), or by Owners, as applicable:  (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or Foreign Registrar and applicable to transfers of Shares to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals under the terms of the Deposit Agreement, (3) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of Foreign Currency pursuant to Section 4.5 of the Deposit Agreement, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the delivery of American Depositary Shares pursuant to Section 2.4, 4.3 or 4.4 of the Deposit Agreement and the surrender of American Depositary Shares pursuant to Section 2.6 or 6.2 of the Deposit Agreement, (6) a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement, including, but not limited to Sections 4.1 through 4.4 of the Deposit Agreement, (7) a fee for the distribution of securities pursuant to Section 4.2 of the Deposit Agreement, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause 7 treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Owners, (8) in addition to any fee charged under clause 6, a fee of $.02 or less per American Depositary Share (or portion thereof) per annum for depositary services, which will be payable as provided in clause 9 below, (9) any other charges payable by the Depositary, any of the Depositary's agents, including the Custodian, or the agents of the Depositary's agents in connection with the servicing of Shares or other Deposited Securities (which charge shall be assessed against Owners as of the date or dates set by the Depositary in accordance with Section 4.7 of the Deposit Agreement and shall be payable at the sole discretion of the Depositary by billing such Owners for such charge or by deducting such charge from one or more cash dividends or other cash distributions).

The Depositary, subject to Section 5.9 of the Deposit Agreement, may own and deal in any class of securities of the Company and its affiliates and in Receipts.

(9)

Title to Receipt.  It is a condition of this Receipt and every successive Owner and Beneficial Owner of this Receipt by accepting or holding the same consents and agrees that when properly endorsed or accompanied by proper instruments of transfer, shall be transferable as certificated registered securities under the laws of New York. American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of New York.  The Depositary, notwithstanding any notice to the contrary, may treat the Owner of American Depositary Shares as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes, and neither the Depositary nor the Company shall have any obligation or be subject to any liability under the Deposit Agreement to any holder of American Depositary Shares unless that holder is the Owner of those American Depositary Shares.

(10)

Validity of Receipt.  This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been (i) executed by the Depositary by the manual signature of a duly authorized officer of the Depositary or (ii) executed by the facsimile signature of a duly authorized officer of the Depositary and countersigned by the manual signature of a duly authorized signatory of the Depositary or a Registrar.

(11)

Compliance with Law. The Depositary agrees to comply with all applicable laws.  Each Owner and Beneficial Owner agrees that it is bound by and subject to the Articles of Association (Satzung) of the Company as if such Owner or Beneficial Owner were a holder of Shares, and each Owner agrees to comply with all applicable provisions of German law and the Articles of Association (Satzung) of the Company with regard to notification to the Company of such Owner's or Beneficial Owner’s interest in Shares (including those Shares represented by American Depositary Shares), including any provision requiring such Owner or Beneficial Owner to disclose within a prescribed period of time an interest in Shares amounting to, exceeding or falling below 3%, 5%, 10%, 15%, 20%, 25%, 30%, 50% and 75% of such Shares outstanding or such other percentage as may be required from time to time pursuant to any provision of German law or otherwise.  Each Owner and Beneficial Owner acknowledges that failure by an Owner or Beneficial Owner to provide on a timely basis any such required notification of such Owner's or Beneficial Owner’s interest in Shares may result in the loss of certain rights in respect of such Owner's or Beneficial Owner’s American Depositary Shares including, without limitation, voting rights and the right to receive dividends or other payments in respect of the Shares represented by such American Depositary Shares.  Each such Owner and Beneficial Owner required to provide the notification described above may deliver such notification to the Depositary for forwarding to the Company.  The Depositary agrees to forward to the Company, as soon as practicable, any such notifications received by the Depositary from any Owner or Beneficial Owner.  Notwithstanding the foregoing, any notification by an Owner or Beneficial Owner to be made under Section 3.3 of the Deposit Agreement in accordance with any applicable law or regulation shall only be deemed to be effected and provided to the Company at the time when the Company has received such notification. The parties acknowledge that the Company is neither responsible nor liable for any delay, interruption or other disruption in the delivery of any such notification.

This Receipt does not and shall not constitute a public issuance, publication or public advertising of an offer to sell, or a solicitation for offers to acquire, American Depositary Shares in Germany. This Receipt has not been filed with the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht) for approval in Germany and shall, therefore, not be directly or indirectly distributed or circulated within the Federal Republic of Germany in a manner that constitutes a public offer (as defined in section 2 no. 4 of the German Securities Prospectus Act).

(12)

Disclosure of Beneficial Ownership of Receipts.  The Company and the Depositary may from time to time request Owners and Beneficial Owners or former Owners and Beneficial Owners to provide information as to the capacity in which they hold or held American Depositary Shares and regarding the identity of any other persons then or previously interested in such American Depositary Shares and various other matters.  Each such Owner and Beneficial Owner agrees to provide any such information reasonably requested by the Company or the Depositary pursuant to Section 3.4 of the Deposit Agreement and such agreement shall survive any disposition of such Owner's or Beneficial Owner’s interest in Shares or American Depositary Shares.  The Depositary agrees to use its reasonable efforts to comply with written instructions received from the Company requesting that the Depositary forward any such requests to such Owners and Beneficial Owners and to the last known address, if any, of such former Owners and Beneficial Owners and to forward to the Company any responses to such requests received by the Depositary, and to use its reasonable efforts, at the Company's request, to assist the Company in obtaining such information with respect to the American Depositary Shares, provided that nothing herein shall be interpreted as obligating the Depositary to provide or obtain any such information not provided to the Depositary by such Owners and Beneficial Owners or former Owners and Beneficial Owners.

(13)

Dividends and Distributions; Rights. Whenever the Custodian or the Depositary shall receive any cash dividend or other cash distribution on any Deposited Securities, the Depositary shall, subject to the provisions of Section 4.6 of the Deposit Agreement, convert such dividend or distribution, if applicable, into Dollars and shall as promptly as practicable distribute the amount thus received (net of the expenses of the Custodian or the Depositary, as the case may be, in connection with the conversion of such Foreign Currency into Dollars and such other fees and expenses as provided in Section 5.8 of the Deposit Agreement) to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold, subject to Section 4.12 of the Deposit Agreement from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes or other governmental charges, the amount distributed to the Owners of Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly.

Whenever the Depositary or the Custodian shall receive Foreign Currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the Foreign Currency so received can in the reasonable judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall as promptly as practicable convert or cause to be converted, by sale or in any other manner that it may determine, such Foreign Currency into Dollars, and such Dollars shall be distributed to the Owners entitled thereto in proportion to the number of American Depositary Shares held by them respectively or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation.  Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.8 of the Deposit Agreement.  The Depositary shall promptly inform the Company of the exchange rate at which such Foreign Currency conversion has been carried out.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.

If at any time the Depositary shall determine, following Consultation with the Company, that in its judgment any Foreign Currency received by the Depositary is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) received by the Depositary to, or in its discretion may hold such Foreign Currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any such conversion of Foreign Currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the Foreign Currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

Subject to Section 4.12 of the Deposit Agreement, whenever the Custodian or the Depositary shall receive any distribution other than distributions described in Sections 4.1, 4.3 or 4.4 of the Deposit Agreement upon any Deposited Securities, the Depositary shall, as promptly as practicable, after Consultation with the Company, cause the securities or property received by it or by the Custodian to be distributed to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary deems equitable and practicable for accomplishing such distribution; provided, however, that if the Company shall so direct, or if in the reasonable opinion of the Depositary such distribution cannot be made or cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including any requirement that the Company, the Custodian or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Owners or Beneficial Owners) the Depositary determines that such distribution is not feasible or may not be legally made to some or all Owners, the Depositary may, following Consultation with the Company, adopt such method as it deems lawful, equitable and practicable for the purpose of effecting such distribution, including the sale (either public or private, at such place or places and upon such terms as it may deem reasonably proper) of the securities or property thus received, or any part thereof and, in such case, the net proceeds of any such sale shall be distributed by the Depositary to the Owners entitled thereto as in the case of a distribution received in cash;  provided that any unsold balance of such securities or property shall be distributed by the Depositary to the Owners entitled thereto, if such distribution is feasible without withholding for or on account of any taxes or other governmental charges and without registration under the Securities Act of 1933, in accordance with such equitable and practicable method as the Depositary may have adopted; provided, further, that no distribution to Owners pursuant to Section 4.2 of the Deposit Agreement shall be unreasonably delayed by any action of the Depositary or the Custodian.  To the extent such property, or the net proceeds thereof, is not effectively distributed to Owners as provided herein, the same shall constitute Deposited Securities and each American Depositary Share shall thereafter also represent its proportionate interest in such property or net proceeds.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may deliver to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and after deduction or upon issuance of American Depositary Shares, including the withholding of any tax or other governmental charge as provided in Section 4.12 of the Deposit Agreement and the payment of the fees and expenses of the Depositary as provided in Section 5.8 of the Deposit Agreement (and the Depositary may sell, by public or private sale, an amount of the Shares received sufficient to pay its fees and expenses in respect of that distribution).  The Depositary may withhold any such delivery of American Depositary Shares if it has not received satisfactory assurances from the Company that such distribution does not require registration under the Securities Act of 1933.  In lieu of delivering fractional American Depositary Shares in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.1 of the Deposit Agreement.  If additional American Depositary Shares are not so delivered, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.  Notwithstanding the foregoing, if for any reason (including any requirement that the Company, the Custodian or the Depositary withhold an amount on account for taxes or other governmental charges or that such Shares must be registered under the Securities Act of 1933 in order to be distributed to Owners) the Depositary, after Consultation with the Company, determines that a distribution in Shares is not feasible or may not be legally made to some or all Owners, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (either public or private, at such place or places and upon such terms as it may deem reasonably proper) of the Shares thus received or any part thereof and, in such case, the net proceeds of any such sale shall be distributed by the Depositary to the Owners entitled thereto as in the case of a distribution in cash.  No distribution to Owners pursuant to this Paragraph (13) shall be unreasonably delayed by any action of the Depositary or the Custodian.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall following Consultation with the Company as to the procedure to be followed (i) make such rights available to the Owners entitled thereto as provided in clause (a) below, (ii) dispose of such rights on behalf of such Owners and make the net proceeds available in Dollars to such Owners as provided in clause (b) below or (iii) if by the terms of such rights offering or by reason of applicable law the Depositary can neither make such rights available to such Owners nor dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse.

If at the time of the rights offering the Depositary determines, following Consultation with the Company:

(a)

that it is lawful and feasible to make such rights available to all or certain Owners by means of warrants or otherwise, the Depositary shall distribute to every Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate, or employ such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Owners or the sale or resale of securities obtainable upon exercise of such rights by such Owners; or

(b)

that it is not lawful or not feasible to make such rights available to all or certain Owners by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary shall use its reasonable efforts to sell such rights or warrants or other instruments, at a public or private sale, at such place or places and upon such terms as it may deem reasonably proper, and allocate the net proceeds of any such sale (net of all taxes and governmental charges payable in connection with such rights and the fees of the Depositary set forth in Section 5.8 of the Deposit Agreement) for the account of the Owners otherwise entitled to such rights, warrants or other instruments upon an averaged or other practicable basis without regard to any distinctions among such Owners because of the application of exchange restrictions with regard to a particular Owner or otherwise and distribute such net proceeds to the extent practicable as in the case of a distribution of cash pursuant to Section 4.1 of the Deposit Agreement.

In circumstances in which rights would otherwise not be distributed, if an Owner requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner under the Deposit Agreement, the Depositary will make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised, and (b) such Owner has executed such documents as the Company has determined in its sole discretion are required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from any such Owner pursuant to such warrants or other instruments to the Depositary to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be deposited pursuant to Section 2.2 of the Deposit Agreement, and shall, pursuant to Section 2.4 of the Deposit Agreement, execute and deliver Receipts to such Owner.  In the case of a distribution pursuant to the second paragraph of this Paragraph (13), depositary arrangements shall be made providing for the issuance of Receipts legended in accordance with applicable United States laws and subject to the appropriate restrictions on sale, deposit, cancellation and transfer under applicable United States laws.

If registration under the Securities Act of 1933 of the rights or the securities to which any rights relate is required in order for the Company to offer such rights to Owners and to sell the securities represented by such rights, the Depositary will not offer such rights unless and until a registration statement is in effect or such rights and the securities to which such rights relate are exempt from registration under the Securities Act of 1933; provided that nothing in the Deposit Agreement shall create, or shall be construed to create, any obligation on the part of the Company to file such a registration statement or to endeavor to have such a registration statement declared effective.

The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

(14)

Record Dates.  Whenever any cash dividend or other cash distribution is to be declared and paid or any distribution other than cash is to be declared and made, or whenever rights are to be issued with respect to the Deposited Securities, or whenever, for any reason, the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary receives notice of any meeting of holders of Shares or other Deposited Securities, or whenever the Company or the Depositary finds it necessary or convenient in respect of any matter, the Depositary shall fix a record date (which shall (i) to the extent practicable, be the same date that holders of Shares or other Deposited Securities shall be entitled to receive or exercise such rights, and (ii) with respect to record dates that are not the same as a corresponding record date set by the Company, be fixed only after Consultation with and the consent of the Company) (a) for the determination of the Owners who shall be entitled (i) to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or (ii) to give instructions for the exercise of voting rights, if any, at any such meeting, or to receive information as to such meeting, or (b) on or after which each American Depositary Share will represent the changed number of Shares.  Subject to the provisions of Sections 4.1 through 4.6 and to the other terms and conditions of the Deposit Agreement, the Owners on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of the sale thereof or to exercise the rights of Owners with respect to such changed number of Shares represented by each American Depositary Share in proportion to the number of American Depositary Shares held by them respectively and to give voting instructions and to act in respect of any other such matter.

(15)

Voting of Deposited Securities.  As promptly as practicable after receipt from the Company of notice of any ordinary or extraordinary shareholders’ meeting, the Depositary shall, subject to applicable law and the Company's Articles of Association  (Satzung) and at no cost to the Company, produce and mail to Owners (for possible forwarding to any Beneficial Owners) a notice (the "Notice") (a) containing such information as is contained in the notice sent by the Company to the Depositary, (b) stating that each Owner on the record date set by the Depositary therefore pursuant to Section 4.7 of the Deposit Agreement will be entitled subject to all applicable provisions of law, including any laws of Germany, the Articles of Association (Satzung) of the Company and the Deposit Agreement, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the whole number of Deposited Securities underlying such Owner's American Depositary Shares, and (c) specifying the manner in which instructions may be given, including an express indication that, if no instructions are received by the Depositary in the manner and on or before the date established by the Depositary for such purpose, instructions may be deemed given, in accordance with the last sentence of this paragraph, to the Depositary to give a proxy at the discretion of the Depositary to a person designated by the Company.  Upon receipt of instructions of an Owner on such record date in the manner and on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, insofar as is practicable and permitted under applicable law, the Company's Articles of Association (Satzung) and the provisions of or governing Deposited Securities, to vote or cause to be voted the Deposited Securities underlying such Owner's American Depositary Shares in accordance with such instructions.  Upon the request of an Owner who has not previously given instructions to the Depositary after receipt of the Notice as to the exercise of voting rights pertaining to the Deposited Securities underlying such Owner's American Depositary Shares, and subject to compliance with any reasonable regulations the Depositary may establish, the Depositary will, at no cost to the Company, endeavor to provide such Owner (or a person designated by such Owner) with the documentation necessary to attend a meeting of holders of Shares or holders of Deposited Securities.  The Depositary shall not vote or cause to be voted Deposited Securities other than in accordance with such instructions received from Owners of American Depositary Shares or deemed to have been received from such Owners in accordance with the last sentence of this paragraph.  If no instructions are received by the Depositary from an Owner with respect to some or all of the Deposited Securities underlying such Owner's American Depositary Shares in the manner and on or before the date established by the Depositary for such purpose, the Depositary shall deem such Owner to have instructed the Depositary to give a proxy at the discretion of the Depositary to a person designated by the Company with respect to such Deposited Securities, and the Depositary shall give a proxy at the discretion of the Depositary to a person designated by the Company to vote such Deposited Securities, provided, that no such instruction shall be given with respect to any matter as to which the Company informs the Depositary (and the Company agrees to provide such information as promptly as practicable in writing) that (x) substantial opposition exists or (y) such matter materially and adversely affects the rights of holders of Shares.

The Depositary will endeavor to ensure that on any date on which it votes or causes to be voted Deposited Securities pursuant to Section 4.8 of the Deposit Agreement, it will have on deposit under the Deposit Agreement the number of Deposited Securities with respect to which it has received voting instructions from Owners.  In the event that, on any such date, the number of Deposited Securities on deposit under the Deposit Agreement is less than the number of Deposited Securities with respect to which the Depositary has received voting instructions, the Depositary shall vote or cause to be voted such Deposited Securities in accordance with such instructions adjusting the number of Deposited Securities voted on a pro rated basis.

The Depositary shall use its best efforts to vote or cause to be voted Shares or Deposited Securities underlying American Depositary Shares in accordance with instructions or deemed instructions received from Owners in accordance with Section 4.8 of the Deposit Agreement; provided, however, that the Depositary shall not be responsible for any failure to carry out any instructions or deemed instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith.

Nothing in the Deposit Agreement shall be construed to grant an Owner any voting rights with respect to Deposited Securities to which, by their terms, voting rights do not otherwise attach.

(16)

Changes Affecting Deposited Securities. In circumstances where the provisions of Section 4.3 of the Deposit Agreement do not apply, upon any change in nominal value or any reclassification of Deposited Securities or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or the Custodian in exchange for, or in conversion, replacement or otherwise in respect of, Deposited Securities shall be treated as Deposited Securities under the Deposit Agreement, and the American Depositary Shares evidenced by American Depositary Shares shall, subject to the terms of the Deposit Agreement and applicable laws, including any applicable provisions of the Securities Act of 1933, thenceforth represent the Deposited Securities so received unless and until additional or new Receipts are delivered pursuant to the following sentence.  In any such case the Depositary may, and shall if the Company requests, at no cost to Owners and the Company, execute and deliver additional Receipts in the case of a dividend in Shares or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such newly received Deposited Securities.

Immediately upon the occurrence of any such change, conversion or exchange covered by Section 4.9 of the Deposit Agreement in respect of the Deposited Securities, the Depositary shall give notice thereof in writing to all Owners.  Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Owners, the Depositary may, following Consultation with the Company, or shall, upon request of the Company, sell such securities at a public or private sale, at such place or places and upon such terms as it may deem proper, and may allocate the net proceeds of such sale for the account of the Owners otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Owners and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.1 of the Deposit Agreement.

(17)

Reports; Inspection of Transfer Books.  The Company publishes information in English required to maintain the exemption from registration under Rule 12g3-2(b) under the Securities Exchange Act of 1934 on its Internet web site or through an electronic information delivery system generally available to the public in its primary trading market.  The Company's Internet web site address is www.deutschepost.de.

The Depositary shall make available for inspection by Owners at its Principal Office copies of the Deposit Agreement and any notices, reports and communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.  The Depositary shall, at no cost to the Company, also send promptly to Owners copies of such notices, reports and communications when furnished by the Company to the Depositary pursuant to Section 5.6 of the Deposit Agreement.  Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English to the extent such materials are required to be translated into English pursuant to any regulation of the Commission applicable to the Company.  The Depositary shall keep books in such New York City facilities for the registration of American Depositary Shares and transfers of American Depositary Shares which at all reasonable times shall be open for inspection by Owners and the Company, provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the American Depositary Shares.

(18)

Taxation.  The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental authorities or agencies, and the Depositary, the Custodian or the Company or its agents may file such reports as are necessary to obtain benefits under the applicable tax treaties for the Owners following the review and written approval of such reports by the Company and its advisors.  Notwithstanding any other provision of the Deposit Agreement, in the event that the Depositary determines that any distribution in cash or property (including Shares or rights to subscribe therefor) is subject to any tax or governmental charges which the Depositary or the Custodian is obligated to withhold, the Depositary may use such cash or dispose, including by public or private sale, of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes or governmental charges, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such cash or property after deduction of such taxes or governmental charges to the Owners entitled thereto in proportion to the number of American Depositary Shares held by them respectively and the Depositary shall, if feasible without withholding for or on account of taxes or other governmental charges, without registration of such Shares under the Securities Act of 1933 and otherwise in compliance with applicable law, distribute any unsold balance of such cash or property in accordance with the provisions of the Deposit Agreement.

The Depositary or the Custodian will take all practicable administrative actions necessary to obtain all tax refunds and to reduce German withholding taxes on dividends and other distributions on the Deposited Securities.

(19)

Pre-Release of American Depositary Shares.

The Depositary may issue American Depositary Shares against the delivery by the Company (or any agent of the Company recording Share ownership) of rights to subscribe for Shares from the Company (or any such agent).  No such issue of American Depositary Shares in response to any such subscription rights will be deemed a "Pre-Release" that is subject to the restrictions of the following paragraph.

Unless requested in writing by the Company to cease doing so, the Depositary may, notwithstanding Section 2.4 of the Deposit Agreement, deliver American Depositary Shares prior to the receipt of Shares pursuant to Section 2.2 of the Deposit Agreement ("Pre-Release").  The Depositary may, pursuant to Section 2.6 of the Deposit Agreement, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released.  The Depositary may receive American Depositary Shares in lieu of Shares in satisfaction of a Pre-Release.  Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom American Depositary Shares are to be delivered (the "Pre-Releasee") that the Pre-Releasee, or its customer, (i) owns the Shares or American Depositary Shares to be remitted, as the case may be, (ii) assigns all beneficial rights, title and interest in such Shares or American Depositary Shares, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners, and (iii) will not take any action with respect to such Shares or American Depositary Shares, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or American Depositary Shares, as the case may be), other than in satisfaction of such Pre-Release, (b) at all times fully collateralized with cash, United States government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The number of Shares not deposited but represented by American Depositary Shares outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Depositary reserves the right, after Consultation with the Company, to disregard such limit from time to time as it deems reasonably appropriate, and may, with the prior written consent of the Company, change such limit for purposes of general application.  The Depositary will also set Dollar limits with respect to Pre-Release transactions to be entered into hereunder with any particular Pre-Releasee on a case-by-case basis as the Depositary deems appropriate.  For purposes of enabling the Depositary to fulfill its obligations to the Owners under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee's obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee's obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder).

Without limiting the generality of the foregoing, a Pre-Release shall have no effect on dividends payable by the Company or on shareholder voting rights, which shall be governed exclusively by the rights attendant to Shares under applicable German law.

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

(20)

Liability of the Company and the Depositary.  Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner or Beneficial Owner (i) if by reason of any provision of any present or future law or regulation of the United States or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the articles of association or similar document of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or terrorism or other circumstances beyond its control, the Depositary or the Company shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the Deposit Agreement or the Deposited Securities it is provided shall be done or performed, (ii) by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, (iii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement, (iv) for the inability of any Owner or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to Owners or Beneficial Owners, or (v) for any special, consequential or punitive damages for any breach of the terms of the Deposit Agreement.  Where, by the terms of a distribution pursuant to Section 4.1, 4.2 or 4.3 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.4 of the Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Owners or Beneficial Owners, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and Beneficial Owners and make the net proceeds available to such Owners and Beneficial Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.  Each of the Company, the Depositary and the Custodian and their respective agents assumes no obligation nor shall any of them be subject to any liability under the Deposit Agreement or the Receipts to Owners or Beneficial Owners or other persons, except that they agree to perform such duties as are specifically set forth in the Deposit Agreement without negligence or bad faith.  The Depositary, the Custodian and the Company undertake to perform such duties and only such duties as are specifically set forth in the Deposit Agreement, and no implied covenants or obligations will be read into the Deposit Agreement against the Depositary, the Custodian or the Company or their respective agents.  Without limitation of the preceding, none of the Depositary or its agents, the Custodian or its agents or the Company or its agents shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the American Depositary Shares, which in its opinion may involve expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the Custodian being responsible solely to the Depositary.  None of the Depositary or its agents or the Company or its agents shall be liable for any action or inaction by it or them in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or Beneficial Owner or any other person believed by it or them in good faith to be competent to give such advice or information.  Subject to compliance with all applicable laws, rules and regulations, the Depositary and the Custodian may own and deal in any class of securities of the Company and its affiliates and in American Depositary Shares.

(21)

Resignation and Removal of Depositary; Substitution of the Custodian.  The Depositary may at any time resign as Depositary under the Deposit Agreement by giving 60 days' prior written notice of its resignation to the Company, such resignation to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as provided in the Deposit Agreement.  The Depositary may at any time be removed by the Company upon 60 days' prior written notice of such removal delivered to the Depositary, which removal shall become effective upon the appointment of a successor Depositary and its acceptance of such appointment as provided in the Deposit Agreement.  The term "Depositary" shall also refer to any successor depositary appointment pursuant to this Paragraph (21).  The Depositary may at any time, following Consultation with the Company, appoint substitute or additional Custodians and the term "Custodian" shall also refer to such substitute.

(22)

Amendment of Deposit Agreement and Receipts.  The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended without the consent of the Owners or Beneficial Owners by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than taxes or other governmental charges), or which shall otherwise prejudice any substantial existing right of Owners, shall not, however, become effective as to outstanding Receipts until the expiration of 30 days after the Depositary shall have given written notice of such amendment to the Owners of outstanding Receipts.  Every Owner at the expiration of such 30-day period shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement or the Receipt as amended thereby.  In no event shall any amendment impair the right of the Owner hereof to surrender this Receipt and receive therefor the whole number of Deposited Securities represented hereby, except in order to comply with mandatory provisions of applicable law.

(23)

Termination of Deposit Agreement.  The Depositary shall at any time at the written direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate the Deposit Agreement (upon 30 days' prior written notice to the Owners) if 90 days shall have expired after the Depositary shall have delivered to the Company (receipt thereof confirmed by the Company in writing) a written notice of its election to resign and a successor Depositary shall not have been appointed and accepted its appointment as provided in Section 5.4 of the Deposit Agreement within such 90 days.  On and after the date of termination, the Owner of American Depositary Shares will, upon (a) surrender of such American Depositary Shares at the Principal Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of American Depositary Shares referred to in Section 2.6 of the Deposit Agreement, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the Deposited Securities represented by those American Depositary Shares.  If any American Depositary Shares shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of American Depositary Shares, shall suspend the distribution of dividends to the Owners thereof and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, upon surrender of American Depositary Shares (after deducting, in each case, the fee of the Depositary for the surrender of American Depositary Shares, any expenses for the account of the Owner of such American Depositary Shares in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges).  At any time after the expiration of one year from the date of termination, the Depositary may sell at public or private sale, at such place or places and upon such terms as it may deem reasonably proper, the Deposited Securities then held hereunder and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it hereunder, uninvested and without liability for interest, for the pro rata benefit of the Owners of American Depositary Shares which have not theretofore been surrendered.  After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash and for its obligations under Section 5.7 of the Deposit Agreement. Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary under Sections 5.7 and 5.8 of the Deposit Agreement.

(24)

Compliance with United States Securities Laws. Notwithstanding anything in the Deposit Agreement to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under the Deposit Agreement to permit the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to Section I.A.(l) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

(25)

Uncertificated American Depositary Shares; DTC Direct Registration System.  Notwithstanding anything to the contrary in the Deposit Agreement:

(a)

American Depositary Shares may be certificated securities evidenced by Receipts or uncertificated securities.  The form of Receipt annexed as Exhibit A to the Deposit Agreement summarizes the terms and conditions of, and will be the prospectus required under the Securities Act of 1933 for, both certificated and uncertificated American Depositary Shares.  Except for those provisions of the Deposit Agreement that by their nature do not apply to uncertificated American Depositary Shares, all the provisions of the Deposit Agreement shall apply, mutatis mutandis, to both certificated and uncertificated American Depositary Shares.

(b)

(i)

The term “deliver”, or its noun form, when used with respect to Receipts, shall mean (A) book-entry transfer of American Depositary Shares to an account at The Depository Trust Company, or its successor (“DTC”), designated by the person entitled to such delivery, evidencing American Depositary Shares registered in the name requested by that person,  (B) registration of American Depositary Shares not evidenced by a Receipt on the books of the Depositary in the name requested by the person entitled to such delivery and  mailing to that person of a statement confirming that registration or (C) if requested by the person entitled to such delivery, delivery at the Principal Office of the Depositary to the person entitled to such delivery of one or more Receipts.

(ii)

The term “surrender”, when used with respect to Receipts, shall mean (A) one or more book-entry transfers of American Depositary Shares to the DTC account of the Depositary, (B) delivery to the Depositary at its Principal Office of an instruction to surrender American Depositary Shares not evidenced by a Receipt  or (C) surrender to the Depositary at its Principal Office of one or more Receipts evidencing American Depositary Shares.

(c)

American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of New York.

(d)

The Depositary shall have a duty to register a transfer, in the case of uncertificated American Depositary Shares, upon receipt from the Owner of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below).  The Depositary, upon surrender of a Receipt for the purpose of exchanging it for uncertificated American Depositary Shares, shall cancel that Receipt and send the Owner a statement confirming that the Owner is the owner of the same number of uncertificated American Depositary Shares that the surrendered Receipt evidenced. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below) from the Owner of uncertificated American Depositary Shares for the purpose of exchanging them for certificated American Depositary Shares, shall execute and deliver to the Owner a Receipt evidencing the same number of certificated American Depositary Shares.

(e)

Upon satisfaction of the conditions for replacement of a Receipt that is mutilated, lost, destroyed or stolen, the Depositary shall deliver to the Owner the American Depositary Shares evidenced by that Receipt in uncertificated form unless otherwise requested by the Owner.

(f)

(i)  The parties acknowledge that the Direct Registration System (“DRS”) and Profile Modification System (“Profile”) shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC.  DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto.  Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an Owner of American Depositary Shares, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.

(ii)  In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in subsection (i) above has the actual authority to act on behalf of the Owner (notwithstanding any requirements under the Uniform Commercial Code).  For the avoidance of doubt, the provisions of Sections 5.2 and 5.7 of the Deposit Agreement shall apply to the matters arising from the use of the DRS.  The parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with the Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.

(26)

Submission to Jurisdiction; Appointment of Agent for Service of Process; Jury Trial Waiver.  The Company hereby (i) irrevocably designates and appoints Thorsten Boeckers, Vice President, Investor Relations North Americas, Deutsche Post AG, 245 Park Avenue, 24th Floor, New York, NY 10167, in the State of New York, as the Company's authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Shares or Deposited Securities, the American Depositary Shares, the Receipts or the Deposit Agreement, (ii) consents and submits to the jurisdiction of any state or federal court in the State of New York in which any such suit or proceeding may be instituted, and (iii) agrees that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.  The Company agrees to deliver, upon the execution and delivery of the Deposit Agreement, a written acceptance by such agent of its appointment as such agent.  The Company further agrees to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect for so long as any American Depositary Shares or Receipts remain outstanding or the Deposit Agreement remains in force.  In the event the Company fails to continue such designation and appointment in full force and effect, the Company hereby waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to the Company at its address last specified for notices hereunder, and service so made shall be deemed completed five (5) days after the same shall have been so mailed.

EACH PARTY TO THIS DEPOSIT AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH OWNER AND BENEFICIAL OWNER) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE COMPANY AND/OR THE DEPOSITARY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE AMERICAN DEPOSITARY SHARES OR THE RECEIPTS, THIS DEPOSIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN OR  THEREIN, OR THE BREACH HEREOF OR THEREOF, INCLUDING WITHOUT LIMITATION ANY QUESTION REGARDING EXISTENCE, VALIDITY OR TERMINATION (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY.

To the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Shares or Deposited Securities, the American Depositary Shares, the Receipts or the Deposit Agreement, the Company, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

977061_3.DOC